SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):        June 19, 2003
                                                      ____________________



Exact Name of Registrant as
  Specified in Its Charter:           CALIFORNIA AMPLIFIER, INC.
                                ___________________________________



          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.




Address of Principal Executive Offices:     460 Calle San Pablo
                                            Camarillo, CA 93012
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________














Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

             99.1   Press release of the Registrant dated June 19, 2003.



Item 9. Regulation FD Disclosure

The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release No. 33-8216.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On June 19, 2003, California Amplifier, Inc. issued an earnings release announcing its financial results for the first quarter ended May 31, 2003. A copy of the earnings release is attached as Exhibit 99.1.


                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                   CALIFORNIA AMPLIFIER, INC.

      June 19, 2003               By:   /s/ Richard K. Vitelle
    _________________                  _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)

                                                               EXHIBIT 99-1


FOR IMMEDIATE RELEASE:

California Amplifier Reports FY 2004 First Quarter Results

CAMARILLO, Calif., June 19, 2003 --- California Amplifier, Inc. (Nasdaq:
CAMP) today reported results for its first quarter ended May 31, 2003.

Sales for the first quarter of fiscal 2004 were $18.6 million, compared to $22.5 million for the first quarter of the prior year. Net loss for the first quarter was $1.1 million, or $0.07 per diluted share, compared to net income of $1.5 million, or $0.10 per diluted share for the first quarter of fiscal year 2003. First quarter results include the effects of asset impairment charges of approximately $825,000 before income taxes related to manufacturing equipment and inventories within the Satellite business segment.

Fred Sturm, President and Chief Executive Officer, commented, "California Amplifier continues to reshape itself to compete in what remains a difficult market climate. During the quarter, we undertook several restructuring initiatives, including rationalizing our manufacturing capacity by consolidating two North American facilities, reducing our workforce and expanding our use of outsourced subassemblies. While our management team worked to contain costs and improve operating performance, we also maintained our focus on leveraging the Company's RF design expertise to new markets and products. We look forward to sharing the details on our progress as we meet significant milestones in terms of customer acceptance and market validation."

"Despite the challenging conditions, we remain optimistic about the long-term growth opportunities for our served markets and our balance sheet remains strong with nearly $22 million in cash," added Mr. Sturm. "Given the industry build-up of certain satellite products inventory and the continued uncertainty in the wireless market, we continue to closely monitor our cost structure and seek ways to improve the efficiency of our operations."


About California Amplifier, Inc.
California Amplifier designs, manufactures and markets a broad line of integrated microwave solutions used primarily in conjunction with satellite television and terrestrial broadband wireless applications. The Company's Satellite business unit designs and markets reception components for the Direct Broadcast Satellite television market as well as a full line of consumer and commercial products for video and data reception. The Wireless Access business unit designs and markets integrated wireless solutions for video and data applications. California Amplifier is an ISO 9001 certified company. For additional information, visit California Amplifier's web site at www.calamp.com.

Statements in this release about the Company's future financial performance, customer relationships, initiatives to develop innovative wireless solutions, and the market potential of new products are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Words such as "may", "will", "expects", "intends", "plans", "believes", "seeks", "could", "optimistic", "potential", "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Factors that could impact California Amplifier's future results include changes in product demand and market growth rates, the effect of competition, pricing pressures, supplier constraints, manufacturing yields, market acceptance of new products and the viability and market acceptance of new technologies. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. More information about California Amplifier's risks is available in the Company's annual report on Form 10-K and other filings made from time to time with the Securities and Exchange Commission."


For more information, contact:
       Crocker Coulson                    Rick Vitelle
       Partner                            Chief Financial Officer
       Coffin Communications Group        California Amplifier, Inc.
       (818) 789-0100                     (805) 987-9000
       crocker.coulson@coffincg.com


                              [TABLES FOLLOW]

CALIFORNIA AMPLIFIER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

                                    Three Months
                                    Ended May 31,
                                 ------------------
                                   2003       2002
                                 -------    -------
Sales                            $18,566    $22,482
Cost of goods sold                17,260     16,638
                                 -------    -------
Gross profit                       1,306      5,844
                                 -------    -------
Operating expenses:
  Research and development         1,362      1,701
  Selling                            494        730
  General and administrative         844      1,050
                                 -------    -------
Total operating expenses           2,700      3,481
                                 -------    -------
Operating income (loss)           (1,394)     2,363

Non-operating expense                (53)        (1)
                                 -------    -------
Income (loss) before income
 taxes                            (1,447)     2,362

Income tax (provision) benefit       345       (896)
                                 -------    -------
Net income (loss)                $(1,102)   $ 1,466
                                 =======    =======

Net income (loss) per share:
  Basic                          $ (0.07)   $  0.10
  Diluted                        $ (0.07)   $  0.10

Shares used in per share
 calculations:
   Basic                          14,745      14,373
   Diluted                        14,913      14,756


BUSINESS UNIT SALES INFORMATION:
                                    Three Months
                                    Ended May 31,
                                 ------------------
                                   2003       2002
                                 -------    -------
Satellite Products               $16,621    $19,474
Wireless Access Products           1,945      3,008
                                 -------    -------
Total                            $18,566    $22,482
                                 =======    =======

CALIFORNIA AMPLIFIER, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                     May 31,     February 28,
                                                      2003           2003
                                                    --------       --------
                                                   (unaudited)
                    Assets
Current assets:
  Cash and cash equivalents                         $ 21,899        $ 21,947
  Accounts receivable, net                             6,680          16,053
  Inventories                                         14,103          12,862
  Deferred income tax assets                           1,454           1,130
  Prepaid expenses and other current assets            1,329           1,100
                                                    --------        --------
     Total current assets                             45,465          53,092

Property and equipment, at cost, net of
 accumulated depreciation and amortization             7,929           9,322
Deferred income tax assets, less current portion       5,400           5,400
Goodwill                                              20,938          20,938
Other assets                                             747             845
                                                    --------        --------
                                                    $ 80,479        $ 89,597
                                                    ========        ========
    Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                 $  3,425        $  3,005
  Accounts payable                                     4,558          11,553
  Accrued payroll and employee benefits                  798           1,649
  Other accrued liabilities                            2,275           2,198
                                                    --------        --------
     Total current liabilities                        11,056          18,405
                                                    --------        --------
Long-term debt, less current portion                  11,899          12,569
                                                    --------        --------
Commitments and contingencies

Stockholders' equity:
  Common stock                                           147             147
  Additional paid-in capital                          43,444          43,441
  Retained earnings                                   14,734          15,836
  Accumulated other comprehensive loss                  (801)           (801)
                                                    --------        --------
     Total stockholders' equity                       57,524          58,623
                                                    --------        --------
                                                    $ 80,479        $ 89,597
                                                    ========        ========


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